Exhibit 10.36

                                AMENDMENT NO. 3

                                      TO

                            SUPPLEMENTAL AGREEMENT


                  AMENDMENT NO. 3, dated as of May 29, 1996, between Rockefeller Center Properties, Inc. ("RCPI") and Goldman Sachs Mortgage Company ("GSMC") to the Supplemental Agreement, dated November 7, 1995, as amended by Amendment No. 1 to the Supplemental Agreement, dated February 13, 1996 and Amendment No. 2 to the Supplemental Agreement, dated April 25, 1996 (as so amended, the "Supplemental Agreement"), between RCPI and GSMC.

                  WHEREAS, RCPI, Whitehall Street Real Estate
Limited Partnership V, Rockprop, L.L.C., David Rockefeller, Exor Group S.A., Troutlet Investments Corporation, RCPI Holdings Inc. and RCPI Merger Inc. have entered into Amendment No. 3 to the Agreement and Plan of Merger ("Amendment No. 3 to the Merger Agreement"), dated as of May 29, 1996;

                  WHEREAS, GSMC and RCPI desire to amend the Supplemental Agreement as set forth herein to conform to the relevant provisions of the Merger Agreement, as amended by Amendment No. 3 to the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Supplemental Agreement. Unless otherwise indicated, all paragraph references are to numbered paragraphs in the Supplemental Agreement.

                  2. Paragraph 1 shall be amended by adding the following language immediately after the words "plus (D) $1.7 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before April 30, 1996":

                  "plus (E) $8.7 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before May 31, 1996".







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                  3. Paragraph 2 shall be amended by replacing the word "and"
immediately prior to clause (c) with a "," and adding the following language at the end of the sentence:

                  "and (d) of the $8.7 million described in clause (E) of paragraph 1 above, an amount sufficient to pay all interest that will become due from RCPI to Whitehall and GSMC on or before June 30, 1996 shall be available only to pay such interest."

                  4. Paragraph 3 shall be amended by replacing the words "May 31, 1996" in the proviso with the words "June 30, 1996".

                  5. Except as amended hereby, all of the terms and conditions of the Supplemental Agreement shall in all respects continue in full force and effect.

                  6. This Amendment No. 3 to the Supplemental Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has signed or caused this Amendment No. 3 to the Supplemental Agreement to be signed as of the date first written above.

                             ROCKEFELLER CENTER PROPERTIES, INC.


                             By:/s/ Richard M. Scarlata
                                ----------------------------------------
                                  Richard M. Scarlata
                                  President and Chief
                                  Executive Officer


                             GOLDMAN SACHS MORTGAGE COMPANY

                             By: Goldman Sachs Real Estate Funding
                                 Corp., General Partner


                                 By:/s/ Steven T. Mnuchin
                                    ------------------------------------
                                      Steven T. Mnuchin
                                      President


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